Exhibit 8.1

Subsidiaries of Elster Group SE as of December 31, 2011

Company	Jurisdiction of Incorporation/Organisation
Compania Colombiana de Medidores Tavira S.A.	Colombia
Elsel Gaz Armatürleri Sanayi ve Ticaret A.S.	Turkey
Elster Amco de Mexico S. de R.L. de C.V.	Mexiko
Elster Amco de Servicios de Mexico S. de R.L. de C.V.	Mexiko
ELSTER AMCO DE SUDAMÉRICA S.A.	Argentinia
Elster AMCO Water, Inc.	Puerto Rico
Elster AMCO Water, LLC	United States
Elster American Meter Company, LLC	United States
Elster Asia GmbH	Germany
Elster Canada, Inc.	Canada
Elster Canadian Meter Company Inc.	Canada
Elster Energiemesstechnik ICM GmbH	Germany
Elster Finance B.V.	Netherlands
Elster GmbH	Germany
Elster Holdings Netherlands B.V.	Netherlands
Elster Holdings UK Limited	United Kingdom
Elster Holdings US, Inc.	United States
Elster Instromet India Pty. Ltd.	India
Elster International GmbH	Germany
Elster Kent Metering (Pty.) Ltd.	South Africa
ELSTER Kent Metering Sp. z o.o.	Poland
Elster Medição de Água S/A	Brazil
Elster Medição de Energia Ltda.	Brazil
Elster Medición S.A.	Chile
Elster Medición S.A.U.	Spain
Elster Medidores S.A.	Argentinia
Elster Medidores S.A.	Peru
Elster Medidores S.A. de C.V.	Mexiko
Elster Méréstechnika Kft.	Hungary
Elster Messtechnik GmbH	Germany
Elster Metering Holdings Ltd.	United Kingdom
Elster Metering Ltd.	United Kingdom
Elster Metering Private Limited	India
Elster Metering Pty Ltd	Australia
Elster Metering Shanghai Ltd.	China
Elster Metering srl.	Romania
Elster N.V.	Belgium
Elster Perfection Corporation	United States
Elster Rometrics S.r.l.	Romania
Elster S.A.S.	France
Elster S.r.l.	Italy
Elster s.r.o.	Slovakia
Elster Sayac Cözümleri Limited Sirketi	Turkey
Elster Solutions LLC	United States
Elster Tavira S.A.	Venezuela
Elster-Instromet A/S	Denmark
Elster-Instromet B.V.	Netherlands
Elster-Instromet Invest N.V.	Belgium
Elster-Instromet OOO	Russian Federation
Elster-Instromet Sdn. Bhd.	Malaysia
Elster-Instromet Services Saudi Arabia Ltd.	Kingdom of Saudi Arabia
Elster-Instromet Vertriebsgesellschaft m.b.H.	Austria
Energy Management SARL	France
EnergyICT GmbH	Germany
EnergyICT Inc. US	United States
EnergyICT Ltd	United Kingdom
EnergyICT N.V.	Belgium

EnergyICT Nederland BV	Netherlands
EnergyICT Pty Ltd Australia	Australia
EnergyICT SARL	France
EnergyInformation and Communication Technologies Ltd	United Kingdom
EnergyIT Ltd	United Kingdom
EnergyMGT Ltd	United Kingdom
Galileo la Rioja S.A.	Argentinia
Gas Service Freiberg GmbH	Germany
GWF MessSysteme AG	Switzerland
H + H Engineered Molded Products Inc.	United States
Hauck Combustion Equipment ( Nanjing), Ltd.	China
Hauck Manufacturing Company Inc.	United States
Helsacomp GmbH	Germany
Instromet AG	Switzerland
Instromet Canada Ltd.	Canada
Instromet Mexicana de S. de R.L. de C.V.	Mexiko
Instromet Polska Sp. zo.o.	Poland
INTERGAZ - Sp. z o. o.	Poland
Ipsam International N.V.	Belgium
Jiang Xi Sanchuan Elster Water Meter Co., Ltd.	China
JV BEMKROMGAS	Belarus
Kromschroeder S.A.	Spain
METEKO-PREMAGAS OOO	Russian Federation
Ningbo Wateau Metering Co	China
OOO Elster Gaselectronica	Russian Federation
OOO Elster Metronica	Russian Federation
Premagas Kromschröder Ukraine s.o.	Ukraine
Quianwei Kromschröder Meters Co. Ltd.	China
SC Elster Aeroteh SRL	Romania
Sejong-AMC Corporation LTD.	South Korea
Servex Hungary Ltd.	Hungary
Shanghai Elster AMCO Gas Equipment Co., Ltd.	China
Shanghai Kromschroeder Meters Co Ltd.	China